Exhibit 10.1

WAREHOUSE LOAN AND SECURITY AGREEMENT

BETWEEN

WALKER & DUNLOP, LLC,

a Delaware limited liability company

AS BORROWER

and

PNC BANK, NATIONAL ASSOCIATION

a national banking association

AS LENDER

DATED AS OF JUNE 24, 2011

	10.2	Reimbursement Of Expenses; Indemnity	13
	10.3	Financial Information	14
	10.4	Terms Binding Upon Successors; Survival of Representations	14
	10.5	Pledge to Federal Reserve Banks	14
	10.6	Governing Law	14
	10.7	Amendments	14
	10.8	Relationship of the Parties	15
	10.9	Severability	15
	10.10	Consent to Credit References	15
	10.11	Counterparts	15
	10.12	Headings/Captions	15
	10.13	Entire Agreement	15
	10.14	Consent to Jurisdiction	15
	10.15	Waiver of Jury Trial	16
	10.16	Waiver of Punitive, Consequential, Special or Indirect Damages	16
	10.17	U.S. Patriot Act	16
	10.18	Confidentiality Provisions	16

11.	DEFINITIONS		16

	11.1	Defined Terms	16
	11.2	Other Definitional Provisions; Terms of Construction	19

EXHIBITS

Exhibit A	Procedures and Documentation for Fannie Mae DUS Loans and Other Fannie Mae Mortgage Loans

Exhibit B-1	Form of Joint Escrow and Bailee Letter

Exhibit B-2	Form of Escrow Letter

Exhibit B-3	Form of Bailee Letter

Exhibit C	Form Loan Disbursement Authorization

Exhibit D	Form of Assignment of Mortgage Note and Mortgage

WAREHOUSE LOAN AND SECURITY AGREEMENT

THIS WAREHOUSE LOAN AND SECURITY AGREEMENT, dated as of June 24, 2011, is made between Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) and PNC Bank, National Association, a national banking association (“Lender”).

Preliminary Statement

A.                                   Borrower has requested, and Lender has agreed, to make a loan to Borrower pursuant to the terms and conditions set forth herein, for the sole purpose of facilitating Borrower’s funding of a mortgage loan originated under Fannie Mae’s Delegated Underwriting and Servicing program and delivered to Fannie Mae pursuant to Fannie Mae’s As Soon As Pooled (ASAP) PLUS program.

B.                                     Borrower and Lender are parties to that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010, as amended pursuant to that certain First Amendment to Warehousing Credit and Security Agreement, dated as of May 12, 2011 (the Warehousing Credit and Security Agreement, as amended, is herein, the “Credit Agreement”).  Terms used in this Agreement but not otherwise defined shall have the meaning ascribed in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.                                      THE LOAN

1.1                               The Loan

1.1(a)                  On the terms and subject to the conditions and limitations of this Agreement, the Lender agrees to make a loan (the “Loan”) to Borrower in the principal amount of up to One Hundred Seventy-Eight Million Dollars ($178,000,000) (the “Principal Amount”).  Borrower covenants and agrees that it shall use any and all proceeds of the Loan to fund that certain mortgage loan to Ford Island Housing, LLC, which loan shall be originated by Borrower under Fannie Mae’s Delegated Underwriting and Servicing program and delivered to Fannie Mae pursuant to Fannie Mae’s As Soon As Pooled (ASAP) PLUS program (herein, the “Eligible Loan”).  The Eligible Loan shall be secured by a first mortgage lien against a 1,449 unit multi-family housing project located in Ewa Beach, Hawaii, and commonly known as “Waterfront at Pu’uloa.”

1.1(b)                 Lender hereby acknowledges and agrees that the making of the Loan and the creation of the Borrower’s obligations under this Agreement and the Note shall not constitute an Event of Default under the Credit Agreement.

1.2                               Note

The Loan shall be evidenced by Borrower’s promissory note, payable to the Lender in a form reasonably acceptable to Lender (the “Note”).

2.                                      INTEREST, PRINCIPAL AND FEES

2.1                               Interest

2.1(a)                  Except as otherwise provided in this Section, the Borrower must pay interest on the unpaid Principal Amount from the Funding Date until the Loan is paid in full, at the Applicable Rate as in effect from time to time.  The Borrower must pay the Lender all accrued interest on the Maturity Date or upon prepayment of the Loan.

2.1(b)                 The Lender computes interest on the basis of the actual number of days in each month and a year of 360 days.

2.1(c)                  If, for any reason the Borrower repays the Loan on the Funding Date, the Borrower agrees to pay to the Lender, without limiting the provisions of Section 2.8 for the account of the Lender, interest thereon at the Applicable Rate for one day notwithstanding repayment prior to the cut-off time specified in Section 2.5(a) (unless the reason for such repayment is due to the failure of the underlying transaction to close).  The Borrower must pay all such administrative fees and interest within five (5) Business Days after the date of the Lender’s notice thereof.

2.1(d)                 After an Event of Default occurs, the unpaid Principal Amount will bear interest at the Default Rate until paid in full.

2.1(e)                  The Lender will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable Reference Rate.  The Lender’s determination of such rates of interest as of any date of determination is conclusive and binding, absent manifest error.

2.2                               Interest Limitation

If, at any time, the rate of interest, together with all amounts which constitute or are deemed under any applicable law to constitute interest and which are reserved, charged or taken by the Lender as compensation for fees, services or expenses incidental to the making, negotiating or collecting of the Loan. shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal (or, if no Obligations are then outstanding, shall be repaid to the Borrower).  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

2.3                               Principal Payments

2.3(a)                  The Borrower must pay the Lender the unpaid Principal Amount together with all accrued and unpaid interest thereon, and any unpaid costs and expenses, on the Maturity Date.

2.3(b)                 Except as otherwise provided in Section 2.1, the Borrower may prepay the Loan in whole but not in part, together with all accrued and unpaid interest, without premium or penalty at any time.

2.3(c)                  The proceeds of the sale or other disposition of the Pledged Loan or Pledged Security must be paid directly by the Investor to the Borrower’s Cash Collateral Account.  The Borrower must give Notice to the Lender in writing of the Pledged Loan or Pledged Security for which proceeds have been received (including Notice to the Lender in writing of any prepayment).  Upon receipt of such Notice, the Lender will apply any proceeds deposited into the applicable Cash Collateral Account with respect to such Pledged Loan or Pledged Security to the payment of the Obligations, and such Pledged Loan or Pledged Security will be considered to have been redeemed from pledge to the extent the Obligations have been paid in full.  The Lender is entitled to rely upon the Borrower’s affirmation that deposits in the applicable

Cash Collateral Account represent payments from Investors for the purchase of the Pledged Loan or Pledged Security specified by the Borrower in its Notice.  If the payment from an Investor for the purchase of a Pledged Loan or Pledged Security is less than the outstanding Loan, the Borrower must pay to the Lender, and the Borrower authorizes the Lender to charge the Borrower’s Operating Accounts for, an amount equal to that deficiency.  As long as no Default or Event of Default exists, the Lender will return to the Borrower any excess payment from an Investor for such Pledged Loan or Pledged Security.

2.4                               Loan Fee

The Borrower shall pay to the Lender a Loan fee in the amount of Thirty-Five Thousand Dollars ($35,000.00) to be paid on the Closing Date.

2.5                               Method of Making Payments

2.5(a)                  All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments by wire transfer to Lender, or as otherwise provided in this Agreement.  Payments shall be credited on the Business Day on which immediately available funds are received prior to 2:00 p.m.; payments received after 2:00 p.m. shall be credited on the next Business Day.  All payments shall be applied first to the payment of all fees, expenses, and other amounts due to Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal, provided, however, that, after the occurrence and during the continuation of an Event of Default, payments will be applied to the Obligations as Lender determines.  If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day.

2.5(b)                 The Borrower authorizes the Lender to charge the Borrower’s Operating Accounts for any interest or fees due and payable to Lender.

2.5(c)                  While a Default or Event of Default exists, the Borrower authorizes the Lender to charge Borrower’s Operating Accounts for any Obligations due and payable to the Lender, without the necessity of prior demand or Notice from the Lender.

2.5(d)                 All payments made on account of the Obligations shall be made by the Borrower to the Lender.  No principal payments resulting from the refinancing, sale or other disposition of the Pledged Loan or Pledged Securities shall be deemed to have been received by the Lender until the Lender has also received the Notice required under Section 2.3(c).

2.6                               Billings

Any changes in the interest rate and in the outstanding amount of the Obligations which occur between the date of any billing and the due date of any payment may be reflected in adjustments in the billing for a subsequent month.  Neither the failure of the Lender to submit a bill, nor any error in any such bill shall excuse the Borrower from the obligation to make full payment of all Borrower’s payment obligations when due.

2.7                               Late Charges

The Borrower shall pay, upon billing therefor, a “Late Charge” equal to three percent (3%) of the amount of any payment of principal (other than principal due at the Maturity Date or the date on which the Lender accelerates the time for payment of the Loan after the occurrence of an Event of Default), interest, or fees, which fees are not paid within ten (10) days of the due date thereof.  Late Charges are: (a) payable in addition to, and not in limitation of, the Default Rate; (b) intended to compensate the Lender for administrative and processing costs incident to late payments; (c) not interest; and (d) not subject to refund or rebate or credit against any other amount due.

2.8                               Additional Provisions Relating to Interest Rate

2.8(a)                  If the Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy), then, upon notice from the Lender to the Borrower and delivery by the Lender of a statement setting forth the reduction in the rate of return experienced by the Lender and the amount necessary to compensate the Lender under this Section 2.8(a), the Borrower shall be obligated to pay to the Lender such additional amount or amounts as will compensate Lender for such reduction.  Each determination by Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

2.8(b)                 If Lender determines (which determination shall be conclusive) that (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Applicable Daily Floating LIBO Rate for any day; or (ii) the Daily LIBO Rate will not adequately and fairly reflect the cost to Lenders of funding the Loan, then Lender shall give the Borrower prompt notice thereof, and, so long as such condition remains in effect, the Loan shall bear interest at the Applicable Base Rate.

2.8(c)                  Any and all payments by the Borrower to or for the account of the Lender hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(c)) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

2.8(d)                 The Borrower also agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).  Further, if the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under this Agreement to Lender, the Borrower shall also pay to Lender, at the time interest is paid, such additional amount that Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Lender would have received if such Taxes or Other Taxes had not been imposed.

2.8(e)                  The Borrower agrees to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.8) paid by any of them and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto; (ii) any other amounts payable under Section 2.8; and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this Section 2.8(e) shall be made within 30 days after the date that the Lender makes a demand therefor.

2.8(f)                    Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in law shall make it unlawful for the Lender to maintain the Loan at the Daily LIBO Rate or to give effect to its obligations as contemplated hereby or (y) at any time Lender reasonably determines that the maintenance of the Loan at the Daily LIBO Rate has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market, the Lender may, by written notice to the Borrower require that the Daily LIBO Rate be converted to the Applicable Base Rate as of the effective date of such notice.

3.                                      COLLATERAL

3.1                               Grant of Security Interest

As security for the payment of its obligations under the Note and for the payment and performance of all of the Obligations, the Borrower grants a security interest to Lender, in all of the Borrower’s right, title and interest in and to the following described property, whether now owned or whether acquired or arising after the date of this Agreement (“Collateral”):

3.1(a)                  All amounts advanced by Lender to or for the account of the Borrower under this Agreement to fund the Eligible Loan until the Eligible Loan is closed and those funds disbursed.

3.1(b)                 The Eligible Loan, including all Mortgage Notes, Mortgages and Security Agreements evidencing or securing the Eligible Loan, that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of the Lender), or that otherwise come into the possession, custody or control of the Lender (including the possession, custody or control of a third party on behalf of the Lender), in each case made by Borrower with funds advanced under this Agreement (collectively, “Pledged Loan”).

3.1(c)                  All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loan or that are delivered or caused to be delivered to Lender or that otherwise come into the possession, custody or control of the Lender, or its agent, bailee or custodian as assignee, or that are pledged to Lender or, for such purpose are registered by book-entry in the name of the Lender (including registration in the name of a third party on behalf of the Lender), in each case in respect of the Loan or the Pledged Loan (collectively, “Pledged Securities”).

3.1(d)                 All Purchase Commitments held by the Borrower covering the Pledged Loan or Pledged Securities, and all proceeds from the sale of Pledged Loan or Pledged Securities to Investors pursuant to those Purchase Commitments and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Loan, Pledged Securities, Purchase Commitments and commitments relating to Pledged Loan and Pledged Securities, and all other documents or instruments relating to Pledged Loan and Pledged Securities, including any interest of the Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loan.

3.1(e)                  All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards) necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Borrower relating to the Collateral.

3.1(f)                    The Operating Accounts, the Cash Collateral Accounts, and all cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of the Lender, or Lender’s agent, bailee or custodian or designated on the books and records of the Borrower as assigned and pledged to Lender, including all cash deposited in the Cash Collateral Account.

3.1(g)                 All Hedging Arrangements related to the Collateral (“Pledged Hedging Arrangements”) and the Borrower’s accounts in which those Hedging Arrangements are held (“Pledged Hedging Accounts”), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Lender’s security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to the Collateral.

3.1(h)                 All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

3.2                               Maintenance of Collateral Records

As long as there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Borrower must preserve and maintain, at its chief executive office and principal place of business or in a regional office approved by Lender, and, promptly upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender or to an Investor, of the Mortgage Notes, Mortgages and Security Agreements included in the Pledged Loan, Mortgage-backed Securities delivered to Lender as Pledged Securities, Purchase Commitments relating to the Pledged Loans or Pledged Securities, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

3.3                               Release of Security Interest in Pledged Loans and Pledged Securities

3.3(a)                  Except as provided in Section 3.3(b), Lender will release its security interest in the Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 3.1, only against payment to Lender in full of all Obligations.  If the Pledged Loan is transferred to a pool custodian or an Investor for inclusion in a mortgage pool and Lender’s security interest in the Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 3.1 is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Lender’s security interest continues in the Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 3.1, backing that Pledged Security and Lender is entitled to possession of the Pledged Security in the manner provided in this Agreement.

3.3(b)                 If the Pledged Loan is transferred to an Approved Custodian and included in a mortgage pool, Lender’s security interest in the Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 3.1, included in the mortgage pool will be released upon the delivery of the Agency Security to Lender (including delivery to or registration in the name of a third party on behalf of the Lender) and that Agency Security is a Pledged Security.  Lender’s security interest in that Pledged Security will be released only against payment to Lender in full of all Obligations then outstanding.

3.3(c)                  Lender has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Pennsylvania) or its nominee, Lender has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Pennsylvania) in an account containing only customer securities and credited to an account of the Lender.  Lender has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor’s designee except against payment for those Pledged Securities.  The Borrower acknowledges that Lender may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and the Borrower agrees, upon request of the Lender, to execute and deliver to those securities intermediaries their respective written concurrence in any such standing arrangements.

3.3(d)                 If no Default or Event of Default occurs (or, if a Default or Event of Default has occurred, such Default or Event of Default has been cured or waived), the Borrower may redeem the Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 3.1, or Pledged Security from Lender’s security interest by notifying Lender of its intention to redeem the Pledged Loan or Pledged Security from pledge and paying, or causing an Investor to pay, to Lender, all Obligations then outstanding.

3.3(e)                  After a Default or Event of Default occurs, Lender may, with no liability to the Borrower or any other Person, continue to release its security interest in the Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 3.1, or Pledged Security against payment in full of all Obligations then outstanding.

3.3(f)                    The amount to be paid by the Borrower to obtain the release of the Lender’s security interest in the Pledged Loan and all of the Collateral related to the Pledged Loan, will be (1) in connection with the sale of the Pledged Loan by Lender while an Event of Default exists, the amount paid to Lender in a commercially reasonable disposition of the Pledged Loan and (2) otherwise, the unpaid Principal Amount together with all accrued and unpaid interest thereon.

3.4                              Collection and Servicing Rights

3.4(a)                  If no Event of Default exists, the Borrower may service and receive and collect directly all sums payable to the Borrower in respect of the Collateral other than proceeds of any Purchase Commitment relating thereto or proceeds of the sale of any Collateral.  All proceeds of any Purchase Commitment relating thereto or any other sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

3.4(b)                 After an Event of Default occurs and remains continuing, Lender or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case, subject to any applicable requirements of the relevant Federal Agency, (1) Lender or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Lender has no obligation to do so, (2) Borrower must, if Lender requests it to do so, hold in trust for the benefit of the Lender and immediately pay to Lender at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Lender as to the source of those funds, and (3) all amounts so received and collected by Lender will be held by it as part of the Collateral and applied by Lender as provided in this Agreement.

3.5                              Return of Collateral

If no Obligations are outstanding and unpaid, Lender will release its security interest and will deliver all Collateral in its possession to the Borrower at Borrower’s expense.  Borrower’s acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and the Lender is discharged from any liability or responsibility for that Collateral.

3.6                              Delivery of Collateral Documents

3.6(a)                  The Lender may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

3.6(b)                 If no Default or Event of Default exists, upon delivery by Borrower to Lender of shipping instructions pursuant to the Exhibit A, Lender will deliver the Mortgage Notes evidencing the Pledged Loan or Pledged Securities together with all related loan documents and pool documents previously received by

Lender under the requirements of Exhibit A to the designated Investor or Approved Custodian or to another party designated by Borrower and acceptable to Lender in its sole discretion.

3.6(c)                  If a Default or Event of Default exists, Lender may, without liability to Borrower or any other Person, continue to deliver the Pledged Loan or Pledged Securities, together with all related loan documents and pool documents in Lender’s possession, to the applicable Investor or Approved Custodian or to another party acceptable to Lender in its sole discretion.

3.7                              Borrower Remains Liable

Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each item of the Collateral granted by it to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof.  Whether or not the Lender has exercised any rights in any of the Collateral, the Lender shall not have any obligation or liability (other than for gross negligence or willful misconduct) under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating thereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.                                      CONDITIONS PRECEDENT

4.1                               Loan Advance

The effectiveness of this Agreement is subject to the satisfaction, in the sole discretion of the Lender, of the following conditions precedent:

4.1(a)                   Lender must receive the following, all of which must be satisfactory in form and content to Lender, in its sole discretion:

(i)                                    The Note and this Agreement, duly executed by the Borrower.

(ii)                                 The Borrower’s organizational documents, certified as true and complete by an appropriate officer or other Person.

(iii)                              Certificates of legal existence and good standing from the Secretary of State of Delaware for Borrower, dated within thirty (30) days of the date of this Agreement.

(iv)                             Such certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of the Borrower as Lender may require evidencing (A) the authority of the Borrower to enter into this Agreement and the other Loan Documents and (B) the identity, authority and capacity of each Authorized Representative thereof authorized to act as an Authorized Representative in connection with this Agreement and the other Loan Documents.

(v)                                An opinion from counsel for the Borrower in form and substance satisfactory to Lender concerning, among other matters (i) the legal existence, good standing and qualification to do business of the Borrower, (ii) the power and authority of the Borrower to enter into and perform the Loan Documents, (iv) the authorization of the individuals executing and delivering Loan Documents on behalf of the Borrower to do so, (v) the enforceability of the Borrower’s obligations under the Loan Documents, (vi) the absence of any pending or threatened material litigation against the Borrower, (vii) the validity and perfection of the Lender’s security interest in the Collateral, (viii) the non-contravention of the Borrower’s obligations under the Loan Documents, under the Borrower’s charter documents or under any material agreements or legal proceedings to which it is a party or by which it is bound, and (ix) such other matters as Lender reasonably shall request consistent with loan facilities similar to the loan facility established by this Agreement.

(vi)                             Such other documents as Lender reasonably may require, duly executed and delivered, and evidence satisfactory to Lender of the occurrence of any further conditions precedent to the funding of the Loan.

4.1(b)                 Lender shall have filed Uniform Commercial Code financing statements in such jurisdictions as Lender shall have determined to be appropriate in order to perfect the security interest in the Collateral granted by Borrower pursuant to this Agreement or any other Loan Document.

4.1(c)                  Borrower shall have (i) paid to the Lender, as applicable, all amounts due as of the Closing Date, and (ii) paid or reimbursed the Lender for all its attorneys’ fees and expenses incurred in connection with this Agreement and the other Loan Documents.

5.                                      GENERAL REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender, as of the date of this Agreement that the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct, and incorporated herein by reference.

6.                                      AFFIRMATIVE COVENANTS

As long as there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Borrower must, unless the Lender consents in writing:

6.1                               Payment of Obligations

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and the Note in accordance with their terms.

6.2                               Other Affirmative Covenants

Comply with the Affirmative Covenants set forth under Section 7.2 through and including Section 7.12 of the Credit Agreement.

6.3                               Use of Loan Proceeds

Use the Loan proceeds solely for the purpose of funding the Eligible Loan and against the pledge of the Eligible Loan as Collateral.

6.4                               Investor Instructions.

Upon any Event of Default prior to purchase of the Pledged Loan by the Investor, and upon direction by the Lender, the Borrower shall immediately direct the Investor to provide any documents in its possession related to the Pledged Loan to the Lender.

7.                                      NEGATIVE COVENANTS

The negative covenants set forth in Article 8 of the Credit Agreement are herein incorporated by reference.

8.                                      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

The special representations, warranties and covenants concerning collateral set forth in Article 9 of the Credit Agreement are incorporated herein by reference.

9.                                      DEFAULTS; REMEDIES

9.1                               Events of Default

The occurrence of any of the following is an event of default (“Event of Default”):

9.1(a)                  The Borrower fails to pay the unpaid Principal Amount when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay interest on the unpaid Principal Amount when due hereunder; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of the Borrower to Lender.

9.1(b)                 Any representation or warranty made or deemed made by the Borrower under this Agreement, whether expressly or by incorporation by reference, in any other Loan Document or in any written statement or certificate at any time given by the Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

9.1(c)                  An “Event of Default” exists under the Credit Agreement.

9.2                               Remedies

9.2(a)                  If an Event of Default described in Section 10.1(h) of the Credit Agreement occurs with respect to the Borrower, the unpaid Principal Amount and accrued interest on the Note and the unpaid Principal Amount and accrued interest on the Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which the Borrower expressly waives.

9.2(b)                 If an Event of Default described in Section 9.1(a) of this Agreement occurs with respect to the Borrower, the Lender may declare the Obligations to be immediately due and payable.

9.2(c)                  If any other Event of Default occurs, the Lender may, by Notice to the Borrower, declare the Obligations to be immediately due and payable.

9.2(d)                 If any Event of Default occurs, the Lender may, also take any of the following actions:

(i)                                     Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

(ii)                                  Notify all obligors under any of the Collateral that the Collateral has been assigned to the Lender (or to another Person designated by the Lender) and that all payments on that Collateral are to be made directly to the Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

(iii)                              Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Lender or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

(iv)                             Act, or contract with a third party to act at the Borrower’s expense, as servicer or subservicer of Collateral requiring servicing and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

(v)                                Require the Borrower to assemble and make available to the Lender the Collateral and all related books and records at a place designated by the Lender.

(vi)                             Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to the Borrower’s respective data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner the Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

(vii)                          Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

(viii)                       Exercise all rights and remedies of a secured creditor under the Commercial Code of Pennsylvania or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as the Lender may determine, including sale under any applicable Purchase Commitment.  The Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law.  If notice is required under applicable law, the Lender will give the Borrower not less than 10 days’ notice of any public sale or of the date after which any private sale may be held.  The Borrower agrees that 10 days’ notice is reasonable notice.  The Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment.  In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by the Lender until the purchaser pays the selling price or takes possession of the Collateral.  The Lender has no liability to the Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, the Lender may sell the Collateral again upon notice complying with this Section.

(ix)                               The Lender may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose the Lender’s Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

(x)                                  Proceed against the Borrower on the Note.

9.2(e)                  The Lender will not incur any liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition.  The Borrower waives (to the extent permitted by law) any claims it may have against the Lender or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, or was less than the unpaid Principal Amount, accrued and unpaid interest thereon, and unpaid fees owing hereunder, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.  The Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

9.2(f)                    The Borrower acknowledges that the Eligible Loan is collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market.  The Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that the Lender or any lender may purchase the Pledged Loan and Pledged Securities at a private sale of such Collateral.

9.2(g)                 The Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that the Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require the Lender or any Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order or (3) pursue any other remedy within its power.  The Lender is not required to take any action to preserve any rights of the Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve the Borrower’s rights against other prior parties.

9.2(h)                 The Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by the Lender until repaid by the Borrower, are deemed to be principal outstanding under this Agreement and the Note.

9.2(i)                     No failure or delay on the part of the Lender or any Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy.  No single or partial exercise by the Lender or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power or remedy by the Lender, or the Lender’s exercise of any other right, power or remedy.  Without limiting the foregoing, the Borrower waives all defenses based on the statute of limitations to the extent permitted by law.  The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

9.2(j)                     The Borrower grants the Lender a license or other right to use, without charge, Borrower’s computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and the Borrower’s rights under all licenses and all other agreements related to the foregoing inure to the Lender’s benefit until the Obligations are paid in full.

9.3                               Insufficiency of Proceeds

Nothing herein shall require the Lender to look to all or any portion of the Collateral prior to, or in lieu of, pursuing any other right or remedy, any or all of which may be pursued in any order and at any time, including at the same time.

9.4                               Lender Appointed Attorney-in-Fact

The Borrower appoints the Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Note and the other Loan Documents and taking any action and executing any instruments that the Lender deems necessary or advisable to accomplish that purpose.  The Borrower’s appointment of the Lender as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Lender may give notice of its security interest in and Lien on the Collateral to any Person, either in the Borrower’s name or in its own name, endorse the Pledged Loan or Pledged Securities payable to the order of the Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of the Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, the Pledged Loan or Pledged Securities and give full discharge for those transactions.  The foregoing appointment shall be effective immediately with respect to ministerial matters, and upon the occurrence of an Event of Default with respect to all other matters.

9.5                               Right of Set-Off

The Borrower hereby grants to the Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody safekeeping or control of the Lender or any entity under the control of the Lender, and their respective successors and assigns or in transit to any of them, other than third-party custodial accounts maintained by Borrower at Lender.  Upon occurrence of an Event of Default with respect to the payment of any Obligation or in the performance of any of its duties under the Loan Documents, the Lender may, without Notice to or demand on the Borrower (which Notice or demand the Borrower expressly waives), set-off, appropriate or apply any property of the Borrower held at any time by the Lender, or any indebtedness at any time owed by the Lender to or for the account of a Borrower, against the Obligations, whether or not those Obligations have matured.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH NON-CUSTODIAL DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

10.                               MISCELLANEOUS

10.1                        Notices

Any and all notices to be given under this Agreement shall be given in the manner set forth in Section 11.1 of the Credit Agreement.

10.2                        Reimbursement Of Expenses; Indemnity

10.2(a)            Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly: (i) all the actual and reasonable out-of-pocket costs and expenses of the Lender for preparation of the Loan Documents and any consents, amendments, waivers, or other modifications thereto; (ii) the reasonable fees, expenses, and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by the Borrower; (iii) all other actual and reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the establishment of the facility, and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; and (iv) all reasonable out-of-pocket expenses (including reasonable attorneys fees and costs, which attorneys may be employees of the Lender and the fees and costs of appraisers, brokers, investment bankers or other experts retained by the Lender) incurred by the Lender in connection with (x) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any other Person, or the administration thereof, (y) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or pursuant to any insolvency or bankruptcy proceedings, and (z) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender’s relationship with the Borrower, except to the extent arising out of such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The covenants of this Section shall survive payment or satisfaction of payment of amounts owing with respect to the Note.  The amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate) and be an Obligation secured by any Collateral.

10.2(b)           The Borrower shall indemnify and hold harmless the Lender and its respective parents, affiliates, officers, directors, employees, attorneys, and agents (“Indemnified Party”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby (“Damages”) including, without limitation (i) any actual or proposed use by the Borrower of the proceeds of the Loan, (ii) the Borrower entering into or performing this Agreement or any of the other Loan Documents, or (iii) with respect to the Borrower and its properties and assets, the violation of any applicable law, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that no Indemnified Party shall be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that such Indemnified Party acted with willful misconduct or gross negligence.  In litigation, or the preparation therefor, the Lender shall be entitled to select their respective own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower under this Section 10.2(b) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this Section 10.2(b) shall survive the repayment of the Loan and the termination of the obligations of the Lender hereunder.

10.3                        Financial Information

All financial statements and reports furnished to the Lender under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the most recent Audited Financial Statement of the Borrower provided to Lender.

10.4                        Terms Binding Upon Successors; Survival of Representations

The terms and provisions of this Agreement are binding upon and inure to the benefit of the Borrower, the Lender, and their respective successors and permitted assigns.  All of the Borrower’s representations, warranties, covenants and agreements survive the making of the Loan, and, except where a longer period is set forth in this Agreement, remain effective for as long as there remain any Obligations to be paid or performed.

10.5                        Pledge to Federal Reserve Banks

The Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents (including, without limitation, any portion of the Note) to any of the Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

10.6                        Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law).

10.7                        Amendments

This Agreement may not be amended, modified, or supplemented except by a written agreement signed by the Borrower and the Lender.

10.8                        Relationship of the Parties

The relationship between the Lender and Borrower is limited to that of creditor and secured party on the part of the Lender and of debtor on the part of Borrower.  The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of the Lender to protect their interests as creditors and secured party.  Nothing in this Agreement creates or may be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Borrower, as permitting or obligating the Lender to control the Borrower or to conduct the Borrower’s operations, as creating any fiduciary obligation on the part of the Lender or to the Borrower, or as creating any joint venture, partnership, agency or other similar relationship between the Lender and the Borrower.  The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections 10.15 and 10.16, respectively.  The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

10.9                        Severability

If any provision of this Agreement or any other Loan Document is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement or such other Loan Document.

10.10                 Consent to Credit References

The Borrower consents to the disclosure of information regarding the Borrower and its Subsidiaries and their relationships with the Lender to Persons making credit inquiries to the Lender.  This consent is revocable by the Borrower at any time upon Notice to the Lender as provided in Section 10.1.

10.11                 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

10.12                 Headings/Captions

The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

10.13                 Entire Agreement

This Agreement, the Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by thereby.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, the Note and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement, the Note or the other Loan Documents.

10.14                 Consent to Jurisdiction

THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT

BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS PROVIDED FOR HEREIN.  THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

10.15                 Waiver of Jury Trial

THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

10.16                 Waiver of Punitive, Consequential, Special or Indirect Damages

THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY THE BORROWER AGAINST THE LENDER OR ANY OF THE LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY THE BORROWER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY.  THE LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

10.17                 U.S. Patriot Act

The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act.

10.18                 Confidentiality.

The terms and conditions of this Agreement shall be subject to the terms of that certain Confidentiality Agreement, dated as of June 30, 2010, by and between the Borrower and the Lender.

11.                               DEFINITIONS

11.1                        Defined Terms

In addition to terms defined elsewhere in this Agreement, when used in this Agreement and, unless otherwise defined therein, in any other Loan Document (and including, unless otherwise defined therein, in any Schedules or

Exhibits to this Agreement and to the other Loan Documents), capitalized terms defined below or elsewhere in this Agreement have the following meanings:

“Agreement” means this Warehouse Loan and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced, and including all Exhibits hereto.

“Applicable Base Rate” means for any day, a fluctuating per annum rate of interest equal to the sum of (a) the higher of (i) the Prime Rate and (ii) the Federal Funds Open Rate plus fifty (50) basis points and (b) one and one half percent (1.5%).  The calculation and determination of the Applicable Base Rate shall be made daily by the Lender and such determination shall, absent manifest error, be final, conclusive and binding upon the Borrower and the Lender.  Changes in the Applicable Base Rate shall become effective on the same day as the Lender changes its Prime Rate or a change occurs in the Federal Funds Open Rate, depending upon which rate is applicable on that day to the determination of the Base Rate.

“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus two percent (2.00%).

“Applicable Rate” means, for any day (a) except as otherwise required from time to time pursuant to Section 2.8(b) or 2.8(f), the Applicable Daily Floating LIBO Rate for such day, or (b) if, and only for as long as, required from time to time pursuant to Section 2.8(b) or 2.8(f), the Applicable Base Rate for each applicable day.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any (a) day other than Saturday or Sunday, or (b) day of the year on which offices of the Lender are not required or authorized by law to be closed for business in Pittsburgh, Pennsylvania.  If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.  Further, if there is no corresponding day for a payment in the given calendar month (e.g., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

“Closing Date” means, subject to the Borrower’s satisfaction of the conditions set forth in Article 4, the date as of which this Agreement is executed as first above written.

“Collateral” has the meaning set forth in Section 3.1.

“Collateral Documents” means, with respect to the Eligible Loan, (a) the documents set forth in Exhibit A attached hereto and (b) all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Eligible Loan.

“Daily LIBO Rate” for any day shall mean, the rate per annum determined by the Lender by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“Default” means the occurrence of any event or existence of any condition that, but for the giving of Notice, the lapse of time or both would constitute an Event of Default.

“Default Rate” means, on any day, a rate per annum equal to the Applicable Rate on such day plus four percent (4%).

“Funding Date” means the date the Loan proceeds are disbursed to or on behalf of Borrower pursuant to the terms of this Agreement.

“Investor” means (a) a Federal Agency, or (b) a financially responsible private institution that the Lender deems acceptable from time to time, in its sole discretion, to issue Purchase Commitments with respect to the Eligible Loan.

“Late Charge” has the meaning set forth in Section 2.7.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“LIBOR Loan” means the Loan at any time it is being maintained at a rate of interest based upon the Daily LIBO Rate (the Applicable Rate for which shall be the Applicable Daily Floating LIBO Rate).

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Loan” shall have the meaning set forth in Section 1.1.

“Loan Documents” means this Agreement, the Note, and each other document, instrument or agreement executed by the Borrower in connection with any of those documents, instruments and agreements, or establishing or evidencing an Obligation, including, without limitation, pursuant to a Hedging Arrangement with the Lender or an Affiliate as the counterparty, to the extent specifically hedging the Borrower’s interest bearing obligations under this Agreement, each as originally executed or as any of the same may be amended, restated, renewed or replaced.

“Maturity Date” means the fifteenth (15th) day following the Funding Date.

“Mortgage” means a mortgage or deed of trust executed and delivered in connection with the Eligible Loan, on real property that is improved and substantially completed.

“Mortgage-backed Securities” means securities that are secured or otherwise backed by the Eligible Loan.

“Mortgage Note” means a promissory note executed in connection with the Eligible Loan and secured by one or more Mortgages and, if applicable, one or more Security Agreements.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to Lender pursuant to the terms of this Agreement (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including, without limitation, Borrower’s obligations and liabilities to Lender (a) under the Loan Documents, (b) for disbursements made by the Lender for the Borrower’s account, (c) for overdrafts (which, if permitted, shall be at Lender’s sole discretion), (d) for automated clearinghouse exposure, and (e) under Hedging Arrangements with Lender or an Affiliate as the counterparty, to the extent specifically hedging Borrower’s interest bearing obligations under this Agreement and of which Hedging Arrangement Lender had been provided Notice (and all details thereof) prior to its establishment.

“Operating Accounts” means the demand deposit accounts maintained at Lender in the Borrower’s name, as account no. 4212867739.

“Prime Rate” means on any day, the rate of interest per annum then most recently established by the Lender as its “prime rate,” it being understood and agreed that such rate is set by the Lender as a general reference rate of interest, taking into account such factors as the Lender may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Lender may make various business or other loans at rates of interest having no relationship to such rate.  If Lender ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one-month period as published in another publication determined by the Lender).

“Reference Rate” means, as applicable for determining the Applicable Rate for any day, the Daily LIBO Rate or the Applicable Base Rate for such day.

“Security Agreement” means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of the Eligible Loan.

11.2                        Other Definitional Provisions; Terms of Construction

11.2(a)            Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

11.2(b)           Defined terms may be used in the singular or the plural, as the context requires.

11.2(c)            All references to time of day mean the then applicable time in Pittsburgh, Pennsylvania, unless otherwise expressly provided.

11.2(d)           References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

11.2(e)            The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

11.2(f)             Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

11.2(g)           All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements.  All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of the Borrower under this Agreement and the Note is irrevocably paid in full.

11.2(h)           All references to the Uniform Commercial Code are deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

11.2(i)               Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

WALKER & DUNLOP, LLC,
a Delaware limited liability company

By:	William M. Walker
Name:	William M. Walker
Title:	President and Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Terri Wyda
Name:	Terri Wyda
Title:	Senior Vice President

S-1